Exhibit 10.22

EXECUTION COPY

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

DEVELOPMENT AND LICENSE AGREEMENT

THIS DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”) is entered into as of January 8, 2003 (the “Effective Date”), by and between Horizon Navigation, Inc., a California corporation, having its principal place of business at 4701 Patrick Henry Drive, Suite 1301, Santa Clara, California 95054 (“Horizon”), and Cobra Electronics Corporation, a Delaware corporation, having its principal place of business at 6500 West Cortland Street, Chicago, Illinois 60707 (“Cobra”).

RECITALS

WHEREAS, Horizon manufacturers and sells a line of in-vehicle navigation systems which utilizes proprietary technology, including certain patents, copyrights, software and related know-how, owned by or licensed to Horizon;

WHEREAS, Cobra develops, manufactures and sells consumer electronics products, under the brand name COBRA and other trademarks;

WHEREAS, Cobra wishes to develop, manufacture and sell a line of portable mobile GPS receiver products that incorporate and utilize Horizon’s navigation technology;

WHEREAS, Horizon wishes to: (i) provide Cobra all of the design files enabling Cobra to produce the Initial Products (as defined herein) including but not limited to PCB design files, compiled geographical database, graphical user interface and navigation software utilizing Horizon’s navigation technology, or covered by patent rights included within Horizon’s navigation technology, for incorporation by Cobra into the Initial Products; (ii) grant a license to Cobra to develop, manufacture and sell products utilizing Horizon’s navigation technology; and (iii) to provide ongoing support services to Cobra and its customers with respect to such products; and

WHEREAS, contemporaneously with the execution of this Agreement, Horizon and Cobra are entering into a Loan Agreement under the terms of which: (i) Cobra will loan certain funds to Horizon to support its business operations; and (ii) Horizon will issue Warrants to Cobra exercisable into shares of Horizon common stock.

NOW, THEREFORE, in furtherance of the relationship between the parties, and in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

1.	DEFINITIONS.

1.1    “Acceptance Test” shall mean the process that determines whether a Deliverable meets the Functional Requirements, complies with the Technical Specifications, functions without material Error, and yields predicted and accurate results.

1.2    “Affiliate” shall mean with respect to an entity any other person or entity that controls the entity or is controlled, directly or indirectly, by the entity.

1.3    “Agreement” shall mean this Development and License Agreement and all Attachments attached hereto.

1.4    “Approved Third Party Technology” shall have the meaning set forth in Section 7.5.

1.5    “Assigned Work Product” shall mean Assigned Work Product” shall mean all rights, title and interest in and to all work product and related Intellectual Property developed at Cobra’s request for the Initial Products, specifically including the industrial design and graphical user interface, and specifically excluding the Horizon Technology existing as of the Effective Date and updates, corrections and enhancements to the Horizon Technology.

1.6    “Change of Control” shall have the same meaning given that term in the Loan Agreement, provided all references to the “Borrower” in that definition shall be to Horizon, and all references to “Lender” shall be to Cobra.

1.7    “Change Order” shall have the meaning set forth in Section 2.10.

1.8    “Cobra” shall mean the party identified in the introductory paragraph on page 1 of this Agreement.

1.9    “Cobra Materials” shall mean those materials identified on Attachment 1.9 licensed by Cobra to Horizon in connection with Horizon’s development of the Work.

1.10    “Confidential Information” shall have the meaning set forth in Section 8.2.

1.11    “Copyrights” means any copyrights, mask works, and other copyrightable works, whether registered or unregistered, including those copyrights identified in Attachment 1.25.

1.12    “Deliverables” shall mean the Software, technical documentation, owners manuals, tools, utilities and related materials as identified in the Work Schedule, to be delivered by Horizon to Cobra pursuant to the Work Schedule.

1.13    “Deposit Materials” shall have the meaning set forth in Section 4.2.

1.14    “Derivative Work” shall mean any computer software program, electronic circuit, mask work or other device that constitutes a derivative work of the Work or the Horizon Materials, as applicable, within the meaning of that term under the United States copyright law.

1.15    “Effective Date” shall have the meaning set forth in the introductory paragraph on page 1 of this Agreement.

1.16    “Encumbrance” shall mean any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind which could materially impair the ability of Cobra to use or exploit the item that is so encumbered.

1.17    “Error” shall mean any deviations from the Functional Requirements or Technical Specifications, or any deviations from commonly accepted standards for normal and correct operation of computer programs or electronic circuit boards integrated into navigation products, even if not explicitly mentioned in the Functional Requirements or Technical Specifications, including without limitation cases where the Work or any Product that incorporates the Work abnormally ceases functioning, produces incorrect or misleading information or erroneously interprets information given to it, and similar deviations.

1.18    “Escrow Agreement” shall have the meaning set forth in Section 4.2.

1.19    “Files for Bankruptcy” shall mean, with respect to an entity, if any of the following events occurs: such entity (i) becomes the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, which is not discharged in its favor with prejudice within thirty (30) days thereafter; (ii) makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the recomposition, extension or readjustment of all or substantially all of its obligations; or (iii) files, or has filed against it, a petition or other document seeking relief under the United States or foreign bankruptcy laws, which is not discharged with prejudice within thirty (30) days thereafter.

1.20    “Force Majeure Event” shall have the meaning set forth in Section 15.7.

1.21    “Functional Requirements” shall mean the functional requirements and specifications for all components of the Work stated in narrative and flow chart forms.

1.22    “Hand-Held, Personal Location GPS Products” means self-contained hand-held devices with a primary functionality consisting of GPS enabled location capabilities (without or without mapping capabilities and local 2-way radio capabilities) and which do not have route calculation and guidance capabilities.

1.23    “Horizon” shall mean the party identified in the introductory paragraph on page 1 of this Agreement.

1.24    “Horizon Materials” shall mean the materials of Horizon included within the Horizon Technology to be incorporated into the Work as specified in the Functional Requirements and Technical Specifications.

1.25    “Horizon Technology” shall mean all Software, algorithms, inventions, circuits, designs, know-how, data, documentation, tools and other technology developed for or used by Horizon for the purpose of producing navigation products, and all Intellectual Property covering or otherwise protecting all or any portion of any of the foregoing the or the Work, including the Patents, Copyrights, Software and other materials identified in Attachment 1.25, excluding the Assigned Work Product.

1.26    “Horizon Trademarks” shall have the meaning set forth in Section 12.1.

1.27    “Improvement” shall have the meaning set forth in Section 6.1.

1.28    “Indemnitee” shall have the meaning set forth in Section 10.3.

1.29    “Indemnitor” shall have the meaning set forth in Section 10.3.

1.30    “Initial Products” shall mean the initial Products to be developed hereunder by Horizon and Cobra and to be marketed under the brand and product designations COBRA MGPS 2000 and COBRA MGPS 3000, which Initial Products are further described in Attachment 1.30.

1.31    “Installed Vehicle Navigation Product” shall mean a global positioning navigation product that is designed to be hard-wired into the vehicle’s electronics.

1.32    “Intellectual Property” shall mean all Patents, Copyrights, Trade Secrets, or other intellectual property rights recognized in any jurisdiction worldwide.

1.33    “Liabilities” shall have the meaning set forth in Section 10.1.

1.34    “Loan Agreement” shall mean the agreement to be entered into by Horizon and Cobra contemporaneous with the execution of this Agreement.

1.35    “Mobile Global Positioning Navigation System” shall mean a mobile global positioning navigation system which is (i) designed for use in a motor vehicle, (ii) battery powered and/or powered by a vehicle’s cigarette lighter, although it may be mounted and hard wired into a vehicle’s electronics, and (iii) portable from one vehicle to another.

1.36    “Navmate Branded Products” means navigation products marketed under the Navmate brand and that incorporate Horizon Technology. These products may be operated in portable or hard-wired mode and are enabled by route calculation and guidance software. Navmate Branded Products also come in many variations, ranging from the Navmate series (1.0, 2.0, 2.1, etc.), running on various operating systems and platforms, such as Linux, PalmOS, and WINCE. Accessories and upgrades for the above-described core products marketed under the

Navmate brand and incorporating Horizon Technology shall also be deemed Navmate Branded Products.

1.37    “Net Sales” means the amount actually billed by Cobra on sales of a Product (corrected for billing errors) after the following deductions: (i) trade and/or quantity discounts, if any, allowed and taken; (ii) credits or allowances, if any, given or made on account of the return of the Product by the purchaser, or a price adjustment based upon a decrease in the price of the Product; (iii) sales taxes, other taxes and duties, but only to the extent included in the amount billed for a Product as specified above; (iv) transportation, but only to the extent included in the amount billed for a Product as specified above; and (v) insurance, but only to the extent included in the amount billed for a Product as specified above.

1.38    “Patents” shall mean any and all United States and foreign patents, patent applications, continuations, continuations-in-part, divisionals, reissues and reexaminations thereof, covering inventions included in the Horizon Technology, including those patents and patent applications identified on Attachment 1.25.

1.39    [Left Blank Intentionally]

1.40    “Preliminary Phase” shall mean the period beginning on the Effective Date and running through February 28, 2003 (or such longer period as may be mutually agreed upon by the parties).

1.41    “Product” shall mean any Mobile Global Positioning Navigation System of Cobra that includes inventions covered by one or more valid claims of the Patents, material covered by any Copyrights, or any other Software or technology included within the Horizon Technology.

1.42    “Project Manager” shall have the meaning set forth in Section 2.11.

1.43    “Release Condition” shall have the meaning set forth in Section 4.3.

1.44    “Restricted Transferee” shall mean any entity set forth on Attachment 1.44 and the Affiliates of any such entity.

1.45    “Rules” shall have the meaning set forth in Section 15.2(b).

1.46    “Software” shall mean the computer software identified on Attachment 1.25 (in source code and object code forms), derivative works made therefrom, including all upgrades, enhancements or new releases of such software, and all tools, documentation, flow-charts, data or other materials used by Horizon in the development, maintenance and support of such software.

1.47    “Support Services” shall mean the services to be provided by Horizon to Cobra related to ongoing support for the Horizon Technology, including error correction and break/fix support described in Attachment 1.47 and specifically excludes support for Cobra’s customers, which shall be the sole responsibility of Cobra.

1.48    “Technical Specifications” shall mean the detailed technical specifications and parameters for all components of the Work, including flow charts, file layouts, output descriptions, screen outputs, response times and other product characteristics or performance specifications.

1.49    “Term” shall have the meaning specified in Section 13.1 of this Agreement.

1.50    “Territory” shall mean worldwide.

1.51    “Third Party Technology” shall mean equipment, designs, circuits, algorithms, computer software or other technology set forth in Attachment 1.51 that is sourced from a third party and is included in the Work.

1.52    “Trademarks” shall mean any trademarks, trade names, service marks, logos, and other source-identifying symbols or devices, and any combinations thereof and variations thereof, whether registered or unregistered.

1.53    “Trade Secrets” shall mean any proprietary inventions, discoveries, improvements, know-how, works-in-progress, processes, designs, concepts, and ideas that are: (i) included in the Horizon Technology; (ii) not generally known and not readily ascertainable by proper means; and (iii) maintained by Horizon as proprietary and confidential.

1.54    “Warrants” shall mean the warrants to be issued by Horizon to Cobra pursuant to the Loan Agreement.

1.55    “Work” shall mean: (i) the schematic and printed circuit board layout and files; (ii) the trip, navigation and database software; (iii) the graphical user interface; and (iv) compiled map databases for the Products, in each case containing the Horizon Materials and/or Horizon Technology, to be developed by Horizon pursuant to the terms and conditions of this Agreement in accordance with the Functional Requirements, Technical Specifications and Work Schedule.

1.56    “Work Schedule” shall mean the detailed work plan for completing the development of all components of the Work, including, without limitation, the tasks, timetables, milestones, NRE payments, budgets, personnel, Deliverables and reports relating to the development of the same.

2.	DEVELOPMENT.

2.1    Preliminary Phase.  To the extent not previously agreed upon by the parties, during the Preliminary Phase, the parties shall cooperate with each other to: (i) develop the Work Schedule and Functional Requirements for the Work; (ii) identify the Deliverables to be delivered; and (iii) develop the Acceptance Tests to be conducted. If at the end of the Preliminary Phase the parties have not completed these tasks by mutual agreement, Cobra may extend the Preliminary Phase for such additional period as it may determine, or Cobra may terminate this Agreement by giving written notice to Horizon.

2.2    Work Schedule.  The preliminary Work Schedule for the Work is attached hereto in Attachment 2.2. The final Work Schedule will be completed during the Preliminary Phase, and when completed shall be attached hereto in Attachment 2.2.

2.3    Functional Requirements.  The Functional Requirements for the Work will be prepared during the Preliminary Phase, and when delivered shall be attached hereto as Attachment 2.3.

2.4    Technical Specifications.  The Technical Specifications will be provided by Cobra upon completion of the Preliminary Phase, and when completed shall be attached hereto as Attachment 2.4.

2.5    License Grant by Cobra.  During the Term, Cobra hereby grants to Horizon a non-exclusive, limited, revocable, royalty-free license to use, execute, display, modify and copy the Cobra Materials, including, without limitation, all patents, copyrights trade secrets or other intellectual property rights embodied therein, solely in connection with the development of the Work and delivery of Support Services hereunder.

2.6    Development.  Horizon agrees to develop and provide the Work in accordance with the provisions, specifications, conditions, warranties and agreements set forth herein.

2.7    Progress Reports.  Horizon shall submit to Cobra on a weekly basis, or at such other times as Cobra may reasonably request, written progress reports relating to the development of the Work. Each progress report shall include, without limitation, discussion of progress to date, problems encountered, proposed solutions to such problems and any other items reasonably requested by Cobra.

2.8    Testing and Acceptance.

(a)    The Acceptance Tests for all Deliverables and the Work will be defined during the Preliminary Phase and when defined shall be attached hereto as Attachment 2.8(a). Upon the completion of each Deliverable set forth in the applicable Work Schedule, Horizon shall deliver to Cobra those Deliverables for testing and acceptance.

(b)    During the time specified in the applicable Work Schedule, Cobra or its representatives shall test each Deliverable pursuant to the Acceptance Tests set forth in Attachment 2.8(a) for the Deliverable.

(c)    Upon delivery of the completed Work pursuant to the Work Schedule, Cobra or its representatives shall conduct the Acceptance Tests as specified in Attachment 2.8(a) for the completed Work.

(d)    If in the course of conducting Acceptance Tests, Cobra or its representatives establish that a Deliverable or the Work does not materially perform in accordance with the applicable Acceptance Tests, Cobra shall promptly notify Horizon and Horizon shall, within thirty (30) days, or such other time period as may be requested by Horizon and approved by Cobra, at Horizon’s sole cost and expense, modify or improve the Deliverable or the Work, as applicable, so that the same shall perform in accordance with the Acceptance Tests. Upon redelivery of the Deliverable or the Work, as applicable, Cobra or its representatives shall conduct, as applicable, additional Acceptance Tests as specified in Attachment 2.8(a).

(e)    The material failure of any Deliverable or the completed Work to meet the applicable Acceptance Tests after the third set of Acceptance Tests shall constitute a default by Horizon.

2.9    Time of the Essence; Delay.

(a)    Horizon agrees that time is of the essence in the performance of this Agreement. Horizon shall notify Cobra on a continuing basis of any event or occurrence that could cause a material delay in meeting any milestone set forth in any applicable Work Schedule or otherwise delay the development of the Work. Any material delay which is caused by Horizon and is not a result of a Force Majeure Event shall be deemed to be a material breach of this Agreement. If, in the event of such delay Cobra, in its sole discretion, elects not to terminate this Agreement, Cobra may, by written notice, designate a new date for the completion of the delayed Work, as to which time shall be of the essence.

(b)    If a delay is caused by a Force Majeure Event or by Cobra or its agents or vendors, the outstanding milestone dates and the completion date for the Work under the Work Schedule shall be extended by the number of days attributable to the delay.

2.10    Change in Scope.  Either party may request a change to the Work pursuant to a written change order (“Change Order”). Each Change Order shall identify with specificity any modifications to the applicable Functional Requirements, Technical Specifications, and Work Schedule, including, without limitation, modifications to tasks, timetables, Deliverables, fees and charges. Within seven (7) business days after the receipt of a Change Order, the parties shall discuss the availability of personnel and resources to fulfill such Change Order and the resulting adjustments to the Functional Requirements, Technical Specifications and Work Schedule. Horizon shall have no obligation to commence work in connection with any Change Order until such Change Order is executed by both parties. Each Change Order executed by Cobra and Horizon shall be incorporated into and constitute an amendment to this Agreement. The terms of any Change Order shall control over any inconsistent provisions set forth in this Agreement or any Attachment hereto.

2.11    Project Management.

(a)    Both parties shall designate one of its employees to be its project manager (the “Project Manager”). Each Project Manager’s responsibilities shall include, without limitation: (i) having direct responsibility for the overall performance of its party under this Agreement and having final authority vis-a-vis the other party on all matters that relate to such party’s performance under this Agreement; (ii) interacting with the other party’s Project Manager; and (iii) supervising the performance of such party’s obligations under this Agreement. Cobra hereby designates Bill Chamberlain as its Project Manager and Horizon hereby designates John

Angerman as its Project Manager. Project Managers of each party shall meet as needed, but no less often than monthly to review progress and to resolve issues relating to this Agreement.

(b)    Horizon will not change its Project Manager without first consulting with Cobra concerning the substitute to be appointed by Horizon, and giving due consideration to Cobra’s views on the proposed substitute, the importance Cobra attaches to having Horizon’s best efforts being given to the Cobra project, and the effect of any such change on Horizon’s ability to fully perform its obligations under this Agreement in a timely, effective and efficient manner. Horizon will also consult with Cobra concerning any problems Cobra may wish to bring to the attention of Horizon with respect to the Horizon Project Manager.

(c)    Cobra will not change its Project Manager without first consulting with Horizon concerning the substitute to be appointed by Cobra. Cobra will also consult with Horizon concerning any problems Horizon may wish to bring to the attention of Cobra with respect to the Cobra Project Manager.

3.	LICENSE.

3.1    License Grant.  Horizon hereby grants to Cobra the royalty bearing right and license to develop, manufacture, sell and service Products in all channels of distribution throughout the Territory. The foregoing license shall be exclusive to the extent provided in Section 3.4. The foregoing license shall include a license under all Horizon Technology, including without limitation: (i) the right to make, have made, use, offer to sell, sell, and import anywhere in the Territory Products containing inventions covered by one or more claims of the Patents; (ii) the right to copy, display, develop, modify, and enhance the Software or other Copyrighted works included within the Horizon Technology, and to create Derivative Works from any of the foregoing, in each case for the purposes of incorporating the same into Products and marketing and selling Products throughout the Territory; and (iii) the right to use and include Trade Secrets within Products. Cobra shall not have the right to sublicense any of the rights licensed hereunder, except to an Affiliate or to the extent necessary for Cobra to have a Product or component thereof manufactured for Cobra by a third party.

3.2    End-User License.  In connection with the sale of Products, each end-user customer of Cobra shall be deemed to have been granted a personal, non-exclusive, non-transferable, royalty free license, for the life of the Product, to use the Horizon Technology embodied within the Product. The expiration or termination of this Agreement shall not terminate any end-user license.

3.3    No Other Restrictions on Cobra.  Nothing in this Agreement shall be construed as preventing or limiting the right of Cobra to develop, manufacture, distribute, sell and service GPS products other than Products so long as such products do not utilize or incorporate any Horizon Technology or Horizon Materials.

3.4    Exclusivity and Limitations.  Cobra’s license under Section 3.1 will be exclusive in all retail and consumer wholesale channels worldwide for Mobile Global Positioning Navigation Systems, with the exception of NavMate Branded Products. Further,

Cobra will have the right of first refusal for Mobile Global Positioning Navigation Systems in automotive dealer and truck dealer channels worldwide, with the exception of NavMate Branded Products. With regard to Installed Vehicle Navigation Products, Horizon will be permitted to market NavMate Branded Products into all channels. With regard to the sale of Installed Vehicle Navigation Products into retail and consumer wholesale and automotive dealer and truck dealer channels, Cobra will have a right of first refusal for third-party branding (exclusive of OEM brands) for these products worldwide; provided, however, that Horizon shall not enter into a third party branding arrangement for these products in these channels with Restricted Transferees without Cobra’s prior written consent. With regard to marine navigation products for consumer use, Cobra will have a right of first refusal for all such products. Horizon further agrees that for a period of five (5) years from the Effective Date it will not enter into an agreement to develop Hand-Held, Personal Location GPS Products on behalf of any third party, and will further provide Cobra with a right of first refusal for a hand-held personal location GPS product that includes routing capabilities. Except as provided in the previous sentence, Cobra’s rights under this Section 3.4 shall expire ten (10) years from the Effective Date. Notwithstanding any of the above, Cobra is permitted to sell its products in all channels of distribution on a non-exclusive basis.

3.5    Right of First Refusal.  For the purposes of Section 3.4, a right of first refusal will mean that if Horizon receives a proposal from a third party or otherwise wishes to negotiate with a third party for the development, manufacturing, marketing or sale into the designated channel, Cobra will be informed of the opportunity and within ten (10) business days inform Horizon that it intends to negotiate a development and licensing agreement with Horizon. Horizon shall negotiate exclusively with Cobra the terms of an agreement with respect to such product. If an agreement is not reached within thirty (30) days, and good-faith negotiations are continuing between the parties, an additional thirty (30) days will be permitted to reach an agreement. At the conclusion of the negotiating period, if an agreement has not been reached by the parties, Horizon shall be free to negotiate with a third party, provided that the terms of such agreement are not more favorable than those offered to Cobra.

3.6    Reservation of Rights.  Except as expressly provided in this Agreement: no license in the Horizon Technology is granted (by implied license or otherwise) in the Territory by Horizon to Cobra, and Horizon may, without restriction or liability to Cobra, directly or indirectly, develop, manufacture, sell and service products of any nature in any territory.

4.	TECHNOLOGY ESCROW.

4.1    Acknowledgement.  Horizon acknowledges that the essential purpose of this Agreement is for Horizon to develop and deliver to Cobra the Work as set forth in Article 2, so that Cobra may manufacture, market and sell one or more Products in the Territory. Horizon further acknowledges that in the event a Change of Control to a Restricted Transferee occurs or Horizon fails or is otherwise unable to provide certain services, it will be necessary for Cobra to provide those services itself or to obtain the services from a third party. In connection therewith, Cobra may require access to the materials developed by Horizon and/or the Horizon Technology of Horizon.

4.2    Escrow Terms.  The parties shall enter into an escrow agreement with an escrow agent substantially in the form of Attachment 4.2 (“Escrow Agreement”). The costs of the escrow shall be paid by Cobra. Within five (5) days following the completion of the Preliminary Phase, Horizon shall deliver to the escrow agent all plans, drawings, designs, specifications, schematics, source code, compilers, reports, studies, data, and other materials necessary for one skilled in the art to develop the Work, and to manufacture, sell, support and maintain the Products (“Deposit Materials”). From time to time but no less than monthly, Horizon shall supplement its Escrow Deposit to reflect any change, upgrade, improvement or other modification to the Horizon Technology licensed to Cobra or Intellectual Property therein, or the materials needed to manufacture, support, improve or enhance the Horizon Technology licensed to Cobra. Horizon shall notify Cobra each time it delivers Deposit Materials to the escrow agent.

4.3    Release Conditions.  A release condition shall occur upon: (i) a Change of Control of Horizon; (ii) in the event Horizon Files for Bankruptcy; or (iii) a material breach of this Agreement by Horizon (“Release Condition”). At any time after the occurrence of a Release Condition, Cobra may notify Horizon, at which time Horizon shall have the following options: (x) curing the Release Condition within ten (10) days following receipt of the notice if the Release Condition occurs prior to final acceptance of the Work by Cobra, or within thirty (30) days following receipt of the notice if the Release Condition occurs after final acceptance of the Work by Cobra; or (y) authorizing the Escrow Agent to release the Deposit Materials to Cobra. If Horizon does not take any of the foregoing actions within the applicable time period, Cobra may request delivery of the Deposit Materials by giving a release notice to the escrow agent.

4.4    License.  Upon and after receipt of the Deposit Materials, Cobra shall have a non-exclusive license to use the Deposit Materials and all Intellectual Property embodied therein to: (i) complete the Work as contemplated by Article 2; (ii) make, have made, use, sell or distribute Products, and (iii) copy and make derivative works from the Deposit Materials in order to support the Products and to enhance and improve the Horizon Technology for the purpose of developing new and improved Products. There shall be no additional royalty due with respect to the license granted under this Section 4.4, and, except as provided otherwise in Section 13.5, Cobra shall continue to be obligated to pay royalties under Attachment 5.1 with respect to Products sold by Cobra.

4.5    Duration of Escrow.  If the Deposit materials have not been previously released to Cobra under the terms of Section 4.2, the escrow will be terminated and the Deposit Materials returned to Horizon upon the first to occur of the following: (i) termination of Horizon’s obligation to provide Support Services under this Agreement; or (ii) mutual written agreement of the parties.

5.	PAYMENTS.

5.1    Fees and Royalties.  In consideration of the design and development services provided, and the rights and licenses granted hereunder, Cobra will pay Horizon the fees and royalties set forth in Attachment 5.1. Development fees and royalties for licensed future Products shall be negotiated in good faith by the parties.

5.2    Reports and Royalty Payments.

(a)    Cobra shall submit to Horizon a report on a calendar quarter basis, which report shall provide all reasonably necessary information for computation of the earned royalties, if any, due or credited to Horizon for such period, together with any adjustments in payments due Horizon with respect to such period. Each report shall be submitted to Horizon within thirty (30) days after the close of each calendar quarter at the address set forth in the first paragraph on page 1 of this Agreement. Each report shall be accompanied by any payments due Horizon. Earned royalties shall become due only after a Product has been shipped and invoiced to the customer.

5.3    Taxes.  Horizon shall be responsible for all taxes assessed or levied upon Horizon with respect to the development fees and royalties paid to Horizon under this Agreement.

5.4    Audit Rights.  (a) Cobra shall keep and maintain true and accurate books and records which are sufficient to permit the computation and verification of royalty payments due Horizon pursuant to Section 5.1. Upon thirty (30) days prior written notice by Horizon, Cobra shall permit the inspection and audit of the relevant portions of such records by an independent firm of certified public accountants approved by Cobra, which approval shall not be unreasonably withheld or delayed; provided, that any such firm shall comply with the reasonable security and safety procedures of Cobra. In no event shall any such audit occur more than once within any twelve (12) month period. If any audit reveals a deficiency in the payment of royalties due Horizon pursuant to Section 5.1, Cobra shall promptly pay the same. In addition, if any audit reveals an underpayment in the payment of royalties that exceeds ten percent (10%) of the royalties previously due to Horizon pursuant to Section 5.1, in addition to the royalties due Horizon, Cobra shall pay to Horizon its reasonable out of pocket costs and expenses relating to such audit.

6.	ADDITIONAL AGREEMENTS AND COVENANTS.

6.1     Services.  For a period of three (3) years from the final acceptance of the Work by Cobra, Horizon shall provide Support Services in accordance with Attachment 1.47 when and as reasonably requested by Cobra, and subject to Horizon’s reasonable scheduling requirements. In addition, Horizon shall notify Cobra upon the release of any enhancement, improvement, upgrade or new version of the Horizon Technology which does not constitute a new product, i.e., product with substantially different functionality (“Improvement”). If any design or engineering work is required to incorporate an Improvement into Products, Horizon shall provide such services to Cobra subject to Horizon’s reasonable scheduling requirements, provided Cobra shall pay for such services on a time and material cost plus basis at Horizon’s regular rates therefor. If Horizon is unable or unwilling to provide such Support Services, Horizon shall deliver to Cobra or its designee all tools, data, materials, Software, designs and other information necessary to incorporate the Improvement into a Product.

6.2    Customer Maintenance and Support.  Cobra shall be solely responsible for providing support and maintenance to its licensees and customers.

6.3    Complaints.  Each party shall notify the other as promptly as practicable of all material customer or regulatory complaints or correspondence concerning the use of Products in the Territory.

7.	PROPERTY RIGHTS.

7.1    Preexisting Materials.  Each party will retain exclusive ownership of its products, technology and all patent, copyright, trade secret, trademark or other intellectual property rights related thereto, which the party owned or created prior to the execution of this Agreement.

7.2    Reservation by Horizon.  Subject to the licenses granted in Section 3 and the assignment of all rights in the Assigned Work Product under Section 7.3, Horizon retains all right, title and interest in and to the Horizon Materials, Horizon Technology, Work, Deliverables, including, without limitation, all ideas, inventions, concepts, trade secrets, rights and other materials, other than the Assigned Work Product, created by Horizon, its employees and authorized subcontractors, within the scope of this Agreement. Cobra agrees to assist Horizon, at Horizon’s sole expense, to the extent necessary in the procurement of any protection or to protect any of Horizon’s rights to the Horizon Technology.

7.3    Ownership of Assigned Work Product.  The Assigned Work Product created by Horizon, its employees and authorized subcontractors, within the scope of this Agreement shall be owned by Cobra. All rights in patentable inventions included in the Assigned Work Product shall be promptly disclosed to Cobra, and assigned to Cobra or its designee when and as requested by Cobra. Any copyrightable materials included in the Assigned Work Product shall be considered works made for hire owned by Cobra, and not works of joint authorship. To the extent that any such materials may be held not to be works made for hire, Horizon hereby assigns, without any further consideration, all rights in such materials to Cobra. Horizon shall (and will ensure that its employees and authorized subcontractors shall) supply all assistance reasonably requested by Cobra to assign, register and protect Cobra’s rights in all such materials. Horizon, its employees and authorized subcontractors shall have no right to disclose or use any materials developed for Cobra pursuant to this Agreement except for the purposes contemplated by this Agreement. Horizon shall have a royalty free license to use any of the Assigned Work Product to support Cobra under this Agreement. If Horizon wishes to use any of the Assigned Work Product commercially, Horizon will notify Cobra and thereafter the parties will negotiate in good faith the terms of a non-exclusive license for such use.

7.4    Cooperation.  Horizon agrees to make its employees reasonably available to assist Cobra in the preparation, prosecution, maintenance, and protection of applications and patents included within the Assigned Work Product, and to execute any and all oaths, declarations, assignments, affidavits, powers of attorney and any other papers in connection therewith. Such assistance and cooperation shall include, but not be limited to, communicating to Cobra or to its successors, assigns and legal representatives, any relevant facts known to the employees of Horizon respecting the patent right in question, and testifying in any legal proceedings, signing all lawful papers, executing provisional applications, divisional applications, continuation applications, continuation-in-part applications, reissues, reexaminations, PCT applications, statutory invention registrations, and making all other lawful oaths and declarations.

7.5    Use of Third Party Technology by Horizon.  Horizon shall not incorporate any Third Party Technology in the Work unless: (i) such technology and their owners (including the owners of any patents, copyrights, trade secrets, trademarks or other intellectual property rights embedded therein) are identified in writing to Cobra’s Project Manager, and (ii) Horizon either: (x) has sufficient authority to grant to Cobra the rights and licenses necessary to exploit the Work as contemplated herein; or (y) the third party owner has granted directly to Cobra rights and licenses in such materials necessary to exploit the Work as contemplated herein pursuant to a separate written agreement. Horizon shall be solely responsible for payment of all royalties and other charges with respect to Third Party Technology employed by Horizon that is not “Approved Third Party Technology” (as hereafter defined), including such royalties as they may accrue with respect to subsequent exercise by Cobra, its Affiliates, customers, and successors and assigns. Cobra shall be responsible for payment to Horizon of all royalties and other charges with respect to Approved Third Party Technology as they may accrue with respect to exercise by Cobra, its Affiliates, customers, and successors and assigns. Except where Cobra has entered into a license agreement directly with the third party owner of Approved Third Party Technology, Cobra shall include in its quarterly royalty payments to Horizon the royalties due with respect to Approved Third Party Technology to the extent such royalties are then determinable. If any royalties for Approved Third Party Technology are not then determinable, such royalties shall be paid by Cobra under terms to be mutually agreed upon by the parties. Upon payment to Horizon of such royalties for Approved Third Party Technology, Cobra shall have satisfied its obligations in connection therewith. For the purposes of this Agreement, “Approved Third Party Technology” shall be the Third Party Technology described in Attachment 7.5, which attachment may be amended from time to time by written agreement of the parties. With respect to Third Party Technology that is identified in writing to Cobra’s Project Manager, Horizon shall, prior to incorporating the same in the Work, either provide to Cobra a copy of any agreements or other instruments from which Horizon derives its authority to grant Cobra the rights contemplated herein, or shall allow Cobra’s counsel to review such agreements or other instruments on a confidential basis for the purpose of advising Cobra with respect to Horizon’s authority to grant Cobra such rights and licenses. Failure to provide such agreements or instruments to Cobra or Cobra’s counsel shall be deemed a material breach of this Agreement. If Cobra is not satisfied that Horizon has sufficient rights with respect to any Third Party Technology, or if Horizon fails to assume and discharge its responsibility for related royalties and other charges, Cobra may suspend further action or payment with respect to this Agreement. To the extent permitted, Horizon will pass through to Cobra any warranties and indemnifications of the licensors given to Horizon under its agreements for Third Party Technology. Nothing contained herein shall apply to Third Party Technology incorporated into the Work at the request of Cobra, or to restrict or preclude Cobra from dealing directly with any third party with respect to such Third Party Technology or any other product or service.

8.	CONFIDENTIALITY.

8.1    Confidentiality of Agreement.  Neither party shall disclose the terms and conditions of this Agreement without the other party’s written consent. Prior to any such disclosure, any permitted prospective investor or prospective purchaser shall enter into a confidentiality agreement to maintain the confidence of any such information disclosed.

8.2    Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean information exchanged between Horizon and Cobra pursuant to this Agreement and the performance of the parties’ obligations hereunder or thereunder, orally (if reduced to writing and delivered to the other party within fifteen (15) days of disclosure) or in writing, if marked to indicate its confidential nature or if of a type that a reasonable person would expect to be proprietary and confidential. Neither party shall use the Confidential Information of the other except in connection with the activities contemplated by the performance of its obligations, or exercise of its rights under this Agreement. In addition, each party shall hold all Confidential Information of the other in confidence and shall not publish, disclose or disseminate the same to any other person or entity except as specified herein; provided, however, that each party may disclose such Confidential Information to its employees and advisors who have a need to know such information in connection with the performance by such party of its obligations under this Agreement (it being understood that such employees and advisors shall be informed of the confidential nature of such information and that each party will cause its employees and advisors to treat such information confidentially). Each party agrees to take the same measures to preserve the confidentiality of the Confidential Information of the other as it does for its own Confidential Information and to exercise at least reasonable care in preserving the confidentiality of such information. It shall not be a breach of Section 8.1 or this Section 8.2 for a party to disclose the terms of this Agreement or the other’s Confidential Information: (i) in order to comply with any applicable public disclosure requirements of the Securities Exchange Commission; (ii) pursuant to court order; or (iii) to any third party (other than a Restricted Transferee) with a legal right or duty to receive or demand such information; provided, however, that in all circumstances the disclosing party notifies the other of the intended or actual disclosure as soon as reasonably possible, consults with the other party as to the nature and extent of the proposed disclosure, and where appropriate, provides all reasonable assistance should the other seek a protective order relating to that information.

8.3    Exceptions.  The confidentiality and non-use obligations shall not apply to Confidential Information which is: (i) in the public domain or subsequently enters the public domain through no act or omission of the receiving party; (ii) subsequently acquired by the receiving party from a third person having, to the receiving party’s knowledge, no obligation of confidentiality; (iii) known to the receiving party at the time of disclosure, as established by competent proof; or (iv) developed independently by or on behalf of the receiving party, without reliance on or use of any Confidential Information of the other.

8.4    Ownership.  Except as specifically provided in this Agreement, all Confidential Information shall remain the sole and exclusive property of the disclosing party.

8.5    No Reverse Engineering.  Except to the extent Horizon is in default under this Agreement and the Deposit Materials are not released from the escrow, or if the Deposit Materials are released but are not sufficient to enable Cobra to complete the Work or support the Products as contemplated hereunder, without limiting Section 8.1, Cobra shall not decompile or otherwise reverse engineer the Horizon Software to develop a product or product component that is competitive with or functionally equivalent to the Horizon Software and/or Horizon Technology licensed under this Agreement.

8.6    Return of Materials.  All Confidential Information of the disclosing party in the possession of the other, including without limitation any copies, extracts, summaries, compilations, modifications or abridgments thereof, in any media, shall be returned immediately upon expiration or termination of this Agreement upon request by the disclosing party, except Cobra shall not be required to return any information required for the ongoing maintenance and support of Products. The receiving party’s legal counsel may retain one copy of such Confidential Information in its confidential files for archival purposes only.

8.7    Survival.  The obligation of confidentiality under this Article shall remain in effect for three (3) years following the expiration or termination of this Agreement.

9.	REPRESENTATIONS AND WARRANTIES.

9.1    General.  Each party represents and warrants to the other that: (i) all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder has been taken; (ii) the execution, delivery and performance of this Agreement do not violate or conflict with any law applicable to it, any provision of its charter or bylaws, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; and (iii) its obligations hereunder constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

9.2    Proprietary Rights Warranty on Work and Horizon Technology.  Horizon represents and warrants that: (i) except for Third Party Technology, it owns all right, title and interest in the Horizon Technology, and all Intellectual Property therein; (ii) except for Liens permitted under the Loan Agreement, the Horizon Technology, and all Intellectual Property therein are free and clear of all Encumbrances; (iii) except for the geographical data of ***, the software of ***, and the patents of ***, the owners of Third Party Technology have granted Horizon the right to sublicense the same to Cobra for the purposes of this Agreement; (iv) the Work will be free from all Encumbrances; (v)Attachment 1.25 identifies all Patents, Copyrights, Software and other material technology included within the Horizon Technology; (vi) Horizon has the right and authority to license the rights in the Horizon Technology as contemplated hereunder; (vii) neither Cobra nor any of its customers will infringe upon or misappropriate any third party’s intellectual property rights as a result of the use of the Work delivered by Horizon and the exercise of the rights and licenses granted by Horizon under this Agreement; (viii) the Horizon Technology is and the Work will be free from the rightful claims of any third party for infringement of any patents, trademarks, copyrights or trade secrets, or misappropriation of other property rights; (ix) as of the date of this Agreement, Horizon has received no notice of a claim of infringement or misappropriation from any third party regarding the Horizon Technology, and Horizon is not aware of the potential assertion of any such claim; (x) Attachment 1.51 hereto contains a complete and accurate list of all Third Party Technology; and (xi) Horizon has not granted in the Territory any licenses or sublicenses for use of the Horizon Technology that conflict with the exclusive rights granted to Cobra under Section 3.4.

9.3    Remedy.  With respect to the breach of a representation or warranty contained in Section 9.2, Horizon’s indemnity obligations under Section 10.2 shall extend to the customers of Cobra and their directors, officers, employees, representatives and agents. If, as the result of a claim covered by a representation or warranty contained in Section 9.2, an injunction is entered against the distribution by Cobra of Products or the use of Products by its customers, or if in Horizon’s opinion a Product or any part thereof is likely to become the subject of such a claim, Horizon will, at its option and its own expense: (i) procure the right for Cobra and its customers to continue using the Product through a license or other agreement; (ii) replace or modify the element giving rise to the claim with an equivalent of like performance so that it becomes non-infringing; or (iii) remove the Encumbrance or otherwise cure the impairment that is the subject of the claim. Horizon shall not have any obligation to Cobra or its customers under this Section 9.3 if the infringement or misappropriation claim is based upon: (x) the use of the Product in combination with any program or equipment, or any part thereof, not furnished or recommended in writing by Horizon if the infringement or misappropriation claim is based solely on the program, equipment, or part thereof not furnished by Horizon; or (y) the use of the Product in a manner or environment, or for any purpose, for which Horizon did not design it.

9.4    Horizon’s Virus Warranty.  Horizon represents and warrants that any Software included within the Horizon Technology does not, and the Work will not contain a virus, timer, clock, counter, time bomb or other instruction or routine designed to erase data or programming or to cause the Horizon Technology or Work to become inoperable or otherwise incapable of being used in the full manner for which it was designed and created by Horizon.

9.5    Development Warranties.  Horizon represents and warrants that: (i) Horizon shall use its best efforts in developing the Work in accordance with the applicable Work Schedule; (ii) the development of the Work shall be performed in a professional and workmanlike manner in accordance with the highest applicable professional standards; (iii) Horizon personnel developing the Work shall have appropriate technical skills, training, experience and expertise to enable Horizon to perform its responsibilities set forth herein, provided the duration of the above warranties set forth in Sections 9.5 (i)-(iii) with respect to any Deliverable included within a Product shall expire upon acceptance of the Deliverable by Cobra. Horizon further represents and warrants that Horizon’s development of the Work, including all Deliverables, shall comply in all material respects with the applicable Functional Requirements and Technical Specifications, provided the duration of this warranty with respect to any Deliverable included within a Product shall be for one (1) year from the date the Deliverable is accepted by Cobra as conforming to the applicable acceptance test. Horizon further represents and warrants that: (A) Horizon possesses the equipment, personnel and other expertise necessary to develop the Work as set forth herein; and (B) the development of the Work shall not be performed in violation of any applicable law, rule or regulation, and Horizon shall have obtained all permits necessary to comply with such laws, rules and regulations.

10.	INDEMNIFICATION, INSURANCE.

10.1    Indemnification by Cobra.  Except for matters indemnified under Section 10.2, Cobra agrees to indemnify, defend, and hold Horizon and its directors, officers, employees, representatives and agents harmless from and against any and all claims (including those for personal injury or death), losses, damages, obligations, liabilities and costs (including reasonable attorneys’ and other professional fees and other costs of litigation) (collectively, “Liabilities”) arising out of or attributable to: (a) the design, operation, manufacturing, marketing, sale or distribution of any Cobra Product; (b) the gross negligence or willful misconduct of Cobra in connection with this Agreement; (c) any material breach of any warranty or the inaccuracy of any representation of Cobra contained or referred to in this Agreement; or (d) any material breach of any covenant or obligation of Cobra under this Agreement.

10.2    Indemnification by Horizon.  Except for matters indemnified under Section 10.1, Horizon agrees to indemnify, defend, and hold Cobra and its directors, officers, employees, representatives and agents harmless from and against any and all Liabilities, arising out of or attributable to: (a) the failure (including latent defects) of the Horizon Technology, any Deliverable or the Work to perform in accordance with the applicable specifications, or the failure (including latent defects) of the Horizon Technology, any Deliverable or the Work to perform in a commercially reasonable manner consistent with industry standards; (b) the gross negligence or willful misconduct of Horizon in connection with this Agreement; (c) any material breach of any warranty or the inaccuracy of any representation of Horizon contained or referred to in this Agreement; or (d) any material breach of any covenant or obligation of Horizon under this Agreement.

10.3    Indemnification Procedures.  In the event that any person intends to claim indemnification pursuant to Section 10.1 or 10.2 (an “Indemnitee”), it shall promptly notify the indemnifying party (the “Indemnitor”) in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnitor’s ability to defend against the claim, suit or proceeding. The Indemnitor shall have the sole right to control the defense and settlement of the Liability, provided that: (i) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among Horizon and Cobra; (ii) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee’s expense) as the Indemnitee may reasonably request; and (iii) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or Files for Bankruptcy. The Indemnitee shall cooperate with the indemnifying party and its legal representatives in the investigation of the Liability covered by Section 10.1 or Section 10.2. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or Files for Bankruptcy.

10.4    Insurance.

(a)    In addition to any other insurance requirements required by law, Horizon shall have and maintain during the term of this Agreement, Commercial General Liability insurance, including Blanket Contractual Liability and Broad Form Property Damage for bodily injury and property damage for each occurrence, endorsed to include products liability and completed operations coverage, in the amount of at least $1,000,000 for each occurrence. In addition, Horizon shall have and maintain during the term of this Agreement, umbrella coverage, with per occurrence and annual limits in the amount of at least $20,000,000. All insurance shall designate Cobra as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage. Horizon’s insurance carriers shall have ratings reasonably acceptable to Cobra. Horizon will furnish Cobra with certificates or adequate proof of the foregoing insurance, including, if specifically requested by Cobra, copies of the endorsements and insurance policies. Horizon will notify Cobra in writing at least forty-five (45) days prior to cancellation or any change in such policies.

(b)    In addition to any other insurance requirements required by law, Cobra shall have and maintain during the term of this Agreement, Commercial General Liability insurance, including Blanket Contractual Liability and Broad Form Property Damage for bodily injury and property damage for each occurrence, in the amount of at least $1,000,000 for each occurrence. In addition, Cobra shall have and maintain during the term of this Agreement, umbrella coverage, with per occurrence and annual limits in the amount of at least $20,000,000. All insurance shall designate Horizon as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage. Cobra’s insurance carriers shall have ratings reasonably acceptable to Horizon. Cobra will furnish Horizon with certificates or adequate proof of the foregoing insurance, including, if specifically requested by Horizon, copies of the endorsements and insurance policies. Cobra will notify Horizon in writing at least forty-five (45) days prior to cancellation or any change in such policies.

11.	ENFORCEMENT AND MAINTENANCE OF INTELLECTUAL PROPERTY.

11.1     Infringement of Horizon’s Intellectual Property.  In the event that either party becomes aware of actual or threatened infringement of any Intellectual Property included within the Horizon Technology anywhere in the Territory, that party shall promptly notify the other party in writing. Horizon agrees to use reasonable commercial efforts to enforce its Horizon Technology related to the Products, provided Horizon shall retain the sole and absolute discretion to pursue a claim, initiate a lawsuit, conduct the litigation, retain any damages awarded, or settle the matter. Cobra shall assist Horizon and cooperate in any litigation that ensues with respect to such infringement when and as reasonably requested by Horizon, and at Horizon’s expense. If Horizon elects not to bring legal action against any such infringement within thirty (30) days after receipt of notice thereof, and such infringement materially adversely affects the marketing and sales activities of Cobra, Cobra shall have the right, but not the obligation to pursue a claim, initiate a lawsuit, conduct the litigation, retain any damages awarded, or settle the matter; provided, however, that Horizon shall have the right to join such action as a party to protect its interest in the Horizon Technology (at its own expense); provided, further, that Cobra shall not enter into any settlement with an infringer of any rights granted by Horizon to Cobra hereunder without the prior written consent of Horizon, which consent shall not be unreasonably delayed or withheld. In connection with any such proceeding initiated by Cobra, Cobra shall have the right to assert the claim in the name of Horizon or to add Horizon as an additional named party to the action. In addition, Horizon shall assist Cobra and cooperate with Cobra when and as reasonably requested by Cobra, and at Cobra’s expense.

11.2     Status of Activities.  Each party shall keep the other informed of the status of its activities regarding any litigation or settlement thereof concerning the Horizon Technology, within the Territory, provided however that no settlement, consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to Section 11.1 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect such party’s rights under this Agreement.

11.3     Maintenance.    Horizon shall have the right, but not the obligation, at its expense, to pay all maintenance fees for the Patents, maintain the existence and present status of the Patents, and prosecute all pending applications for patents included within the Patents. If Horizon: (i) elects not to pay any applicable maintenance fees, (ii) elects not to prosecute any applications, or (iii) otherwise fails to maintain its ownership interest in any patent or application included within the Patents, then Horizon shall provide notice to Cobra thereof at least thirty (30) days prior the operative date for payment, prosecution or other action. Cobra shall then have the option to pay the fee, or prosecute or maintain the patent or application that is the subject of the notice. If Cobra wishes to exercise this option, it shall notify Horizon Party within ten (10) days following the date of the notice from Horizon, and tender with the notice any fee that may be required to maintain the patent or prosecute the pending application (including agents or attorneys fees) or otherwise maintain the ownership interest. Thereafter, Horizon shall pay such fee or take such action as may be required to prosecute or maintain the patent right in question. Horizon shall continue to maintain all right, title and interest in and to the particular patent or application that is the subject of any option exercised by Cobra under this Section 11.3.

12.	TRADEMARKS.

12.1     Horizon Trademarks.  During the Term, Cobra shall have the right use the Trademarks of Horizon identified in Attachment 12.1 (“Horizon Trademarks”) on Products and in advertising and promotional materials for Products in order to identify Horizon as the source of the technology incorporated into such Products. The form and manner of use by Cobra of the Horizon Trademarks shall conform with Horizon’s trademark use guidelines and shall first be submitted to Horizon for approval. Nothing herein shall grant to Cobra any right, title or interest in Horizon’s Trademarks. All uses of the Horizon Trademarks by Cobra shall inure to the benefit of Horizon. At no time during the Term shall Cobra challenge or assist others to challenge the Horizon Trademarks or the registration thereof, or use or seek to register any Trademarks confusingly similar to the Horizon Trademarks.

12.2     Cobra Trademarks.  Horizon acknowledges that Cobra is the owner of the Trademarks connoting Cobra that Cobra may elect to use in the marketing, promotion and sale of Products. Horizon shall not use and has no right or interest in the Trademarks of Cobra.

13.	TERM AND TERMINATION.

13.1    Term.  This Agreement shall continue in force and effect until the last to expire of the Patents covering any Product.

13.2    Termination For Cause.  Either party may terminate this Agreement if the other party has failed to comply with or perform any material agreement or obligation to be complied with or performed by such other party in accordance with this Agreement, if such failure: (i) has not been remedied, and (ii) has continued for more than thirty (30) days after written notice of such failure is given to such other party. In the event that either party Files for Bankruptcy, the other party may terminate this Agreement by giving ten (10) days advance written notice to the other party.

13.3    Termination By Mutual Agreement.  This Agreement may be terminated at any time by mutual agreement of the parties.

13.4    Termination by Cobra.  This Agreement may be terminated by Cobra by giving written notice to Horizon if: (i) Horizon undergoes a Change of Control; (ii) an Event of Default occurs under subparts (a) through (j) of Section 10.01 of the Loan Agreement; (iii) within ten (10) business days following the execution of this Agreement, an agreement acceptable to Horizon and Cobra has not been entered into with *** for the use in the Initial Products of the geographical data of ***; (iv) within ten (10) business days following the execution of this Agreement, an agreement acceptable to Horizon and Cobra has not been entered into with *** for the use in the Initial Products of the software of ***; (v) within ten (10) business days following the execution of this Agreement, an agreement acceptable to Horizon and Cobra has not been entered into with *** for a license to make, have made, offer for sale, import and sell the Initial Products under the patents of ***; (vi) prior to the completion of the Preliminary Phase, Horizon is unable to obtain any license necessary to export the Horizon Technology included within the Products to the Peoples Republic of China or another country designated by Cobra where Products are to be manufactured; or (vii) prior to the completion and final acceptance of the Work, Cobra is unable to enter into an agreement with a third party to manufacture the Products at or below Cobra’s target manufacturing and tooling costs, and under other terms and conditions satisfactory to Cobra.

13.5     Effects of Termination.

(a)    If prior to the completion and final acceptance of the Work, Cobra terminates this Agreement for cause under Section 13.2 or under subparts (i) or (ii) of Section 13.4, then (A) Horizon shall continue to develop the Work to the effective date of any such termination and shall cooperate with Cobra to provide for an orderly transition of the development of the Work to Cobra or such other Person as Cobra may designate, such period of cooperation not to exceed sixty (60) days, (B) Cobra shall have the right to complete the Work or cause a third party to complete the Work, and (C) all licenses granted under Section 3.1 shall remain in full force and effect. To the extent Horizon fails or refuses to deliver to Cobra all Cobra Materials, including Cobra’s Confidential Information, together with all copies thereof, all work in progress and all other Horizon Technology or other materials necessary for Cobra or a third party designated by Cobra to complete the Work, in addition to its rights under Article 4, Cobra shall have the right obtain an injunction or other court order to permit Cobra to enter the premises of Horizon and take possession of and remove the same. Promptly after the effective date of any such termination Horizon shall render a final billing to Cobra for only those milestones achieved and accepted through the effective date of any such termination, and Cobra shall pay the same in accordance with Article 5 provided Horizon has returned the materials and otherwise satisfied its obligations under this Section 13.5(a). Upon termination of this Agreement by Cobra for cause under Section 13.2 or under subpart (ii) of Section 13.4, at any time after completion and final acceptance of the Work, all licenses granted under Section 3.1 shall remain in full force and effect.

(b)    Termination of this Agreement by Horizon for cause under Section 13.2 prior to the completion and final acceptance of the Work, at the end of the Preliminary Phase by Cobra under Section 2.1, by mutual agreement of the parties under Section 13.3, or by Cobra under subparts (iii) through (vii) of Section 13.4, shall result in termination of the licenses granted hereunder and the right of Cobra to complete the development of any incomplete Work or thereafter to manufacture and sell Products. Termination of this Agreement by mutual agreement of the parties, or by Horizon for cause under Section 13.2 after the completion and final acceptance of the Work shall result in termination of Cobra’s licenses granted hereunder and the right to manufacture and sell Products, provided Cobra may: (i) sell inventories of Products existing on the date of termination; (ii) as needed manufacture and sell products to fulfill purchase orders from customers accepted by Cobra on or before the date of termination; (iii) complete the manufacture of Products in order to use those parts and components that are either on hand or subject to non-cancelable purchase orders; and (iv) as needed continue to manufacture, use and sell replacement parts for Products previously sold by Cobra.

(c)    Except as expressly set forth in this Section 13.5, termination will not affect either party’s ownership rights in its pre-existing intellectual property, or Cobra’s ownership of the Assigned Work Product completed by Horizon or other work in progress prior to any such termination. Termination of this Agreement shall not: (i) grant to Horizon any right or license to use the Assigned Work Product completed prior to termination or other work in progress under this Agreement; or (ii) relieve either party of obligations incurred prior to the termination or with respect to the Loan Agreement and the Warrants to the extent the sums are loaned to Horizon and/or the Warrants are issued under the Loan Agreement.

13.6    Survival of Certain Terms.  In addition to the survival of the licenses under Section 3.1 as set forth in Section 13.5, the provisions of Articles 5, 7, 8 and 10, Section 3.2, Sections 9.2 through 9.5 and Section 15.2 shall survive the termination of this Agreement for any reason. Horizon’s obligation under Section 6.1 to provide Support Services with respect to Products previously sold by Cobra shall survive until the earlier of three (3) years following the final acceptance by Cobra of the Work, or two (2) years following the last sale of any Product hereunder. All other rights and obligations of the parties shall cease upon termination of this Agreement, except as expressly provided herein.

14.    COMPLIANCE WITH LAWS.  Each party shall at all times during the term of this Agreement have in effect all licenses, permits, and authorizations from all governmental agencies in the Territory necessary for the sale of Products or the performance of its obligations hereunder. Further, each party shall comply with all applicable, rules, and regulations in the Territory affecting its activities hereunder, including, without limitation, the United States Foreign Corrupt Practices Act, as applicable.

15.	GENERAL PROVISIONS.

15.1    Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Illinois, U.S.A., without reference to conflict of laws principles.

15.2    Dispute Resolution.

(a)    Negotiation.  The parties shall make a good faith attempt to resolve through negotiation any dispute or claim arising out of or related to this Agreement. Within fifteen (15) days after notice of a dispute or claim is given by any party, an officer of each of the parties shall meet and make a good faith attempt to resolve such dispute or claim.

(b)    Arbitration.  Any dispute or claim arising out of or related to this Agreement, or the interpretation, making, performance, breach, validity, or termination hereof or thereof, which has not been resolved by negotiation or mediation as set forth above, shall be finally settled by binding arbitration in Chicago, Illinois, which shall be under the rules of the American Arbitration Association (the “Rules”) by a single impartial and independent arbitrator appointed in accordance with the Rules. The arbitrator shall have the power to decide all questions of arbitrability. The parties shall consent to a single, consolidated arbitration of multiple claims. At the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The arbitration proceeding will be concluded within one hundred eighty (180) days after the arbitration is initiated. The final judgment of the arbitrator shall be in the form of a reasoned, written opinion, and shall be issued within fourteen (14) days of the conclusion of the arbitration proceeding. Judgment on the award rendered by the arbitrator may be entered in the United States District Court for the Northern District of Illinois, Eastern Division. The parties may apply to such court for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgment of the powers of the arbitrator. The parties hereby consent to jurisdiction in Illinois for the foregoing purposes. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of its costs, expenses and fees, including, without limitation, American Arbitration Association’s administrative fees, arbitrator’s fees, travel expenses, out-of-pocket expenses (including, without limitation, such expenses as copying, telephone, facsimile, postage, and courier fees), witness fees, and reasonable and actual attorneys’ fees.

(c)    Limitation on Powers of the Arbitrator.  The arbitrator shall not in any circumstances have the power or authority to add to or detract from this Agreement, to find any provision of this Agreement unconscionable or otherwise unenforceable, or to award any party punitive damages or any other remedy or damages prohibited by this Agreement.

15.3    Assignment.  Neither party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other; provided, however, that Horizon may, without the prior written consent of Cobra, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of all or substantially all of its assets; and provided further Cobra may, without the prior written consent of Horizon, assign and delegate this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with a merger, consolidation or sale of all or substantially all of the assets of Cobra to which this Agreement relates. No such assignment and delegation shall, without the prior written consent of the other party, relieve the assigning party of its obligations hereunder.

15.4    Partial Invalidity.  If any section, paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

15.5    Counterparts.  This Agreement may be executed in counterparts, which, taken together, shall be regarded as one and the same instrument.

15.6    Modification.  No alteration, amendment, waiver, cancellation or any other changes in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

15.7    Force Majeure.   Neither party shall be liable to the other for its failure to perform or delay in performing any of its obligations under this Agreement, during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to, failures or delays caused by the other party, acts of God (including without limitation, flood or earthquake), war, embargo, strike, labor disturbance, riot, public disorder, catastrophes of fire or explosion, federal, state, local or foreign laws or regulations not existing at the time of execution of this Agreement, inability to secure materials and transportation facilities, or the intervention of any governmental authority (“Force Majeure Event”). If either party is affected by a Force Majeure Event, it will use all reasonable efforts to eliminate or alleviate the effect of such Force Majeure Event; provided, however, that neither party shall be obligated to: (i) take any action which would result in materially increasing its operating costs beyond the operating costs which it would have incurred in the absence of such Force Majeure Event; or (ii) make any concession or grant any demand or request in order to bring an end to any strikes or other labor disputes.

15.8    Waiver.  The failure of either party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

15.9    Entire Agreement.  The terms and conditions herein contained (including the Attachments hereto), constitute the entire agreement between the parties and supersede and terminate all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

15.10    Interpretation.  Article titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Attachments referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if it was set forth verbatim herein. Reference to the singular includes the plural and reference to the plural includes the singular, according to the context. Reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute shall include any amendments thereto, any successor statutes and all regulations, rulings and orders promulgated thereunder, in effect at any applicable date of determination. Except as otherwise stated, reference to Articles, Sections, Attachments, paragraphs and recitals means the Articles, Sections, Attachments, paragraphs and recitals of this Agreement. For purposes of this Agreement, (i) the words “including” or “includes” or similar terms used herein shall be deemed to be followed by the words “without limitation”, whether or not such additional words are actually set forth herein, and (ii) the words “herein”, “hereof ”, “hereto”, and “hereunder” refer to this Agreement as a whole.

15.11    Independent Contractors.  The relationship of Cobra and Horizon established by this Agreement is that of independent contractors, and nothing herein shall be construed to: (i) give either party the power to direct or control the day-to-day activities of the other; (ii) constitute the parties as partners, principal and agent, employer and employee, co-owners or franchiser and franchisee; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. Except as otherwise set forth herein, all financial and other obligations associated with each party’s business are the sole responsibility of such party.

15.12    Third Party Beneficiaries.  Except as set forth in Section 3.2 and in Article 10, nothing in this Agreement shall be deemed to confer any right or benefit on any person or entity other than the parties hereto and their permitted successors and assigns.

15.13    Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed given if sent by prepaid registered or certified United States mail, return receipt requested (if available), overnight mail with a nationally recognized overnight mail courier, or sent by telex, facsimile or similar communication, and confirmed by such mail, postage prepaid, addressed to:

If to Horizon:

Horizon Navigation, Inc.

4701 Patrick Henry Drive,

Suite 1301

Santa Clara, California 95054

Attention: Laura L. White

Fax: (408) 727-6324

with a copy to:

Doty Sundheim & Gilmore

260 Sheridan Avenue, Suite 200

Palo Alto, California 94306

Attention: Stanley E. Doty

Fax: (650) 327-0101

If to Cobra:

Cobra Electronics Corporation

6500 West Cortland Street

Chicago, Illinois 60707

Attention: Michael Smith

Fax: (773) 889-8901

with a copy to:

Sidley Austin Brown & Wood

Bank One Plaza

10 South Dearborn Street

Chicago, Illinois 60603

Attention: Pran Jha

Fax: 312-853-7036

Either party may change the address or person to receive notices hereunder by giving written notice to the other. Notices will be deemed given three (3) business days after deposit in the U.S. Mail, one (1) business day after deposit with an overnight mail courier, or when confirmation of receipt is obtained if sent by facsimile or similar communication, as applicable.

15.14    NO CONSEQUENTIAL DAMAGES.  EXCEPT WITH RESPECT TO LOSSES UNDER SECTION 10 (INDEMNIFICATION), NEITHER PARTY OR ITS AFFILIATES, NOR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, AGENTS, REPRESENTATIVES OR EMPLOYEES, SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES, OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, AGENTS, REPRESENTATIVES OR EMPLOYEES, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF ANY CAUSE OF ACTION RELATING TO THIS AGREEMENT, WHETHER UNDER A THEORY OF CONTRACT, TORT, INDEMNITY, PRODUCT LIABILITY OR OTHERWISE.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

HORIZON NAVIGATION, INC.		COBRA ELECTRONICS CORPORATION

By:	/S/ LAURA L. WHITE	By:	/S/ JAMES R. BAZET

Laura L. White		James R. Bazet
(Print Name)		(Print Name)

Title:	President & CEO	Title:	President & CEO

Attachment 1.9

COBRA MATERIALS

The Cobra Materials include:

•	The Cobra Trademarks, trade dress and packaging
•	The product concepts for the Initial Products, including the product features for those products
•	The design and specifications for the graphical user interface specified by Cobra
•	The industrial designs for the Initial Products

The list of Cobra Materials may be modified by Cobra during the Preliminary Phase

Attachment 1.25

HORIZON TECHNOLOGY

A.    Patents

Horizon Owner – Cross license

Patent #		Brief Description

6,282,496		Inertial guidance/dead reckoning

5,283,575		VP /map matching

5,394,333		Correcting GPS position in hybrid Nav system

5,291,412		Off-route calc and U-turn selection

5,262,775		Off-Route detection and route recalculation

5,303,159		Off-route detection and route re-calculation

5,390,123		accurate determination of angular velocity

5,359,529		RG On/Off route state filter

5,508,931		Route Guidance on/off — Route State Filter

5,374,933		Position correction method

5,402,120		Vehicle heading display

5,414,630		turn icon selection (forked road intersection)

5,515,283		Identify highway access ramps for route calc

5,904,728		Voice guidance for 2 close maneuvers

6,253,154	B1	correction of angular speed using Azimuth detection sensor

5,922,042		Resume route guidance after power resumes

6,058,390		DOS file system, Fast file access (using FAT)

6,147,626		Gyro zero determination

2234235		relative travel direction of the vehicle

2234236		Relative bearing detection system

3218054		Pause route guidance

3218055		Intersection determination

8112995		Method of issue alarm when vehicle crossing

5477220		Method For Detecting Relative Travel of a Vehicle

5311434		Vehicle Navigation System

5430655		Navigation system for use in a vehicle

5,377,113		Use intersection as origin to calc. Destination

6,456,931		Indicating Directions to Destinations and Intermediate Locations in Vehicle Navigation Systems

Horizon Owner

Patent #	Brief Description

5,297,028	Correcting drift errors in angular rate sensor

5,339,246	Correct vehicle heading w/magnetic heading

5,608,635	route calculation between multiple locations

5,291,413	Route guidance along a pre-calced optimal route

5,291,414	Route guidance along a pre-calced optimal route

5,345,382	Calibration Method for a Relative Heading Sensor (Expired, Visteon failed to pay maint fee. To be Revived, if appropriate, since technology may have become obsolete.)

5,550,538	recalc selection

Des.364,840	Console for Nav system

5,731,978	recognition of geographical region type

5,712,788	Incremental route calculation (cost value base)

5,898,390	Calibration of a distance sensor

5,912,635	Calibration of a distance sensor

5,938,720	route ways route generation

5,910,177	Partial route calc w/cost associate w/2nd manu

5,928,307	Determine an alternative route (detour)

5,902,350	Turn lane connector & maneuver

5,862,509	Timed turn & timed lane restrictions

5,987,381	Off-board destination entry

Des.397,046	NavMate box

EP 0987665A3	Use actual vehicle speed to calc. “fastest route”

6,144,919	Non-digitized cities for route calculation

6,259,987 B1	Non-digitized cities for route calculation

6,298,305	voice instruction comprises for a maneuver

5,343,400	Method for detecting relative travel direction of a vehicle

5,515,284	Storage medium for map information.

6,456,935	Voice Guidance Intonation In A Vehicle navigation System

6,470,268	Navigation Destination Entry Via Glyph to Digital translation

B.    Software

Navmate 2.0 and 2.1, including all original works from which such computer programs are derived and all derivative works.

C.    Know-How

Invention Disclosures – Closed

Docket ID	Title

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D.    Trademark

“NavMate”

E.    Copyrights

Navmate 2.0

Navmate 2.1

Attachment 1.30

INITIAL PRODUCTS

MGPS 2000

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MGPS 3000

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Attachment 1.44

RESTRICTED TRANSFEREES

The following companies and their Affiliates are Restricted Transferees

***

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Attachment 1.47

SUPPORT SERVICES

I.    SUPPORT AND MAINTENANCE

Licensor will provide support to Licensee in the form of Error Corrections, Software Updates, Database Updates and Technical Support (“Support Services”). Licensor will provide Support Services only for each product from three years of product acceptance. Enhancements are excluded from this agreement.

A)    Error Corrections.  Licensor will exercise commercially reasonable efforts to correct any error reported by Licensee in the current unmodified release of the Licensed Software in accordance with the priority level reasonably assigned to such error by Licensor. If a reported error has caused the Licensed Software to be inoperable, or the Licensee’s notice to Licensor states that the reported error is substantial and material with respect to the Licensee’s use of the Licensed Software, Licensor shall use its reasonable commercial efforts to correct expeditiously such error or to provide a software patch or bypass around such error. The Licensee acknowledges that all reported errors may not be corrected.

B)    Software Updates.  Licensor will provide, at no additional cost, one (l) copy of all published revisions to the printed documentation and one (l) copy of, or authorization to copy, new releases of the Licensed Software, which are not designated by Licensor as new products for which it charges a separate fee.

C)    Telephone Support.  Licensor will provide telephone assistance through the HNI Program Manager to Licensee Monday through Friday between the hours of 9:00 a.m. and 6:00 p.m. (Pacific Time), excluding holidays. Through this telephone assistance, Licensor qualified support personnel who are familiar with the Licensed Software will be available to answer questions related to the Licensed Software and how it performs with the Licensed Products. Assistance in the development of custom applications (other than the Licensed Software) is not included in standard support. If Licensee wishes to acquire such support, it is available through Licensor’s consulting group at Licensor’s then-current consulting rates for its personnel.

D)    On-Site Support.  Licensor will provide on-site assistance on a time and materials basis based on availability of support personnel and Licensor’s then-current commercial rates for its personnel.

II.    PRIORITY LEVELS OF ERRORS

In the performance of the Support Services described above, Licensor will apply priority ratings to problems reported by Licensee as follows:

A)    Priority I Errors

Description:  Errors in the Licensed Software that prevent some function or process from substantially meeting the functional specification and which seriously affect the overall performance of the function or process and no work-around is known.

Licensor Response:  Licensor shall promptly initiate the following procedures: (1) assign senior Licensor engineers to correct the error; (2) notify senior Licensor Management that such errors have been reported and that steps are being taken to correct the error; (3) provide Licensee with periodic reports on the status of corrections; (4) commence work to provide Licensee with a work-around until final solution is available; (5) provide final solution to Licensee as soon as it is available using best commercially reasonable efforts after triage reproduction. Solution will provided for acceptance testing to Cobra as close to three business days as possible for a software modification and five to seven business days for a database recompilation, if necessary If a hardware modification is necessary, Horizon will work with Cobra engineering to retrofit a solution into manufacturing within five business days or in as expedient a manner as possible.

B)    Priority II Errors

Description:  Errors in the Licensed Software that prevent some function or process from substantially meeting functional specification, but has a reasonable work-around.

Licensor Response:  Licensor shall provide a work-around to the Licensee and shall exercise commercially reasonable efforts to include the fix for the error in the next software maintenance release. Modification will be provided to Cobra for acceptance testing after triage reproduction as close to fifteen business days as possible. If a hardware modification is necessary, Horizon will work with Cobra engineering to retrofit a solution into manufacturing within fifteen business days or in as expedient a manner as possible.

C)    Priority III Errors

Description:  Errors in the Licensed Software that prevent some portion of a function from substantially meeting functional specification but do not seriously affect the overall performance of the function.

Licensor Response:  Licensor may include the fix for the error in the next major release of the Software.

Definitions:

For the purposes of this Attachment, the following terms shall have the meanings indicated:

“Updates” means all modifications, improvements, or patches to Product that correct such product or enhance such products functionality, and new releases of such Product that are made available by Horizon to its customers generally, together with all associated intellectual property rights.

“Enhancements” means all additional functionality to Horizon Technology that add to the Product functionality, and new releases of such product made available by Cobra in accordance with this Agreement, together with all associated intellectual property rights.

Attachment 1.51

THIRD PARTY TECHNOLOGY

Intellectual property licensed or purchased by Horizon Navigation, Inc. (the “Company”) pursuant to the following agreements:

1	License Agreement by and between the Company and ***, pursuant to which a $*** per unit royalty is payable.

2	Patent License Agreement by and between Company and ***, pursuant to which a $*** per unit royalty is payable.

3	Data License Agreement by and between Company and ***, pursuant to which license fees are payable in accordance with such agreement.

Attachment 2.2

WORK SCHEDULE

The preliminary work schedule containing milestones and NRE payments is as follows:

Mobile GPS 2000/3000 Milestones & Cost

Milestone:	Date to Cobra:	Est. Cost:

***	***	$***
***	***	$***
***	***	$***
***	***	$***
***	***	$***
***	***	$***
***	***	$***
***	***	$***

The work schedule is subject to revision during the Preliminary Phase

Attachment 2.3

FUNCTIONAL REQUIREMENTS

Attachment 2.4

TECHNICAL SPECIFICATIONS

Attachment 2.8(a)

ACCEPTANCE TESTS FOR DELIVERABLES AND WORK

Attachment 4.2

ESCROW AGREEMENT

The standard form Escrow Agreement of DSI Technology Escrow Services, Inc., with such changes therein as may be mutually agreeable to the parties thereto.

Attachment 5.1

FEES AND ROYALTIES

Cobra will pay the following fees and royalties to Horizon:

(a)    NRE Fees.  Cobra shall pay the following fees for non-recurring engineering costs and expenses to be incurred by Horizon in connection with the development work to be performed by Horizon under Article 2.

$ ***, to be paid in accordance with the milestone schedule for payments set forth in Attachment 2.2.

(b)    Earned Royalties.  Cobra shall pay earned royalties equal to *** percent (***%) of the Net Sales of Products. Only one earned royalty will be due with respect to each Product regardless of the number of Patents or other elements of the Horizon Technology that may be embodied within the Product; provided no royalty shall be due if all claims of the Patents become invalid or unenforceable. Earned Royalties shall not be paid with respect to replacement circuit boards provided in connection with in-warranty service. Royalties to be paid on the sale of accessories that incorporate the Horizon Technology will be negotiated in good faith between the parties prior to such products being offered for sale by Cobra.

Attachment 7.5

APPROVED THIRD PARTY TECHNOLOGY

Same as Attachment 1.51

Attachment 12.1

HORIZON TRADEMARKS

“NavMate”

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION WAS REPLACED WITH ASTERISKS.

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